Exhibit 99.2

Contact:

Joseph D. Frehe

Chief Financial Officer

Alloy, Inc.

(212) 329 - 8347

For immediate release:

ALLOY SELLS ITS FRONTLINE MARKETING BUSINESS TO ACOSTA

(New York, NY) June 8, 2010 - Alloy, Inc. (“Alloy”) (Nasdaq: ALOY), one of the country’s largest providers of targeted media and marketing programs, today announced the sale of its FrontLine in-store marketing division to Acosta Sales and Marketing. Alloy was paid a cash purchase price of $36 million, subject to a working capital adjustment. These proceeds add significantly to Alloy’s net cash. The sale will permit Alloy management to increase its focus on the company’s media and entertainment businesses.

The FrontLine business was purchased by Alloy in 2007. Under Alloy’s ownership, the sales and profitability of the FrontLine division increased each year. Please refer to Alloy’s Form 8-k filed on June 8, 2010 for more detailed information regarding this sale.

Petsky Prunier, LLC advised Alloy on the sale of FrontLine.

Commenting on the FrontLine sale, Matt Diamond, Chairman and CEO of Alloy said, “We are happy to be able to realize significant proceeds from the sale of our FrontLine division. The business performed very well within Alloy, but as an in-store business, it was not core to our long term vision. We thank a very talented FrontLine management team for their contributions while at Alloy and wish them continued success at Acosta.”

About Alloy

Alloy, Inc. (NASDAQ: “ALOY”) is one of the country’s largest providers of media and marketing programs reaching targeted consumer segments. Alloy manages a diverse array of assets and services in interactive, display, direct mail, content production and educational programming. Alloy works with over 1,500 companies, including half of the Fortune 200. For further information regarding Alloy, please visit our corporate website at www.alloymarketing.com.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations and beliefs regarding the Company’s future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results could differ materially from those projected in the forward-looking statements. Additionally, past results should not be considered to be an indication of the Company’s future performance. Factors that might cause or contribute to such differences include, among others, the Company’s ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to its Web sites and build customer loyalty; develop its sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: its competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in the Company’s annual report on Form 10-K for the year ended January 31, 2010 and in subsequent filings that the Company makes with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.